Exhibit 10.26

ZOETIS EQUITY DEFERRAL PLAN AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the Zoetis Equity Deferral Plan (the “Plan”) is dated and effective as of December 21, 2020.

1. Amendment. Section 5.8 of the Plan is hereby amended and restated as follows:

5.8 Permitted Delays. Notwithstanding the foregoing, to the extent permitted by applicable laws and regulations, including Section 409A, any payment on account of a Member under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate federal securities laws or other applicable law.

2. Effect of this Amendment. Except as specifically set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

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